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                                                                    EXHIBIT 99.1


Press Release                                         Source: The X-Change Corp.

Monday, February 12, 2007

                   X-CHANGE CORPORATION NAMES NEW BOARD MEMBER

DALLAS, FEBRUARY 12, 2007 -- X-CHANGE CORPORATION (OTCBB: XCHC) has accepted the resignation of Robert Barbee as Director and appointed H. David Friedman as Director until the Company's next annual meeting.

"We appreciate Robert Barbee's service to the Company and wish him well in his new venture. Robert resigned in order to be able to devote more time to his personal business interests and we are appreciative of his time, contributions towards our success, and efforts during the last three years," stated Michael Sheriff, Chairman and CEO of the X-Change Corporation. "David Friedman, an outside Director, brings new perspective and insight to the Company as we position the Company for anticipated growth and expansion."

As a versatile, seasoned executive and private investor, David Friedman has led companies as a Founder, Chairman, Chief Executive Officer, President, and Principal. His thirty years of experience includes P&L responsibility, deal structuring, manufacturing, corporate start-ups, turn-arounds and capital raises for companies, both private and public. He has been involved in all stages of growth, as well as the development and execution of short and long-term strategies. Additionally, he was a key driver in a NASDAQ IPO for a company he co-founded.

Since 1981, Mr. Friedman founded or co-founded and held Board seats for nine companies, four of which were publicly traded and whose revenues ranged from less than $5 million to over $120 million. Early in his career, he held senior level management positions in Fortune 200 companies such as Motorola Communications, W.R. Grace, Litton Industries (telecom division) and U. S. Telephone Inc. (now Sprint). For the past three years, Mr. Friedman was a Partner and Principal in C5 Partners, a strategic consulting firm located in Dallas, Texas specializing in developing strategies, management and resources for companies with "high-growth" potential.

Mr. Friedman received his formal education from the University Of Texas School Of Business in Austin and Arlington, where he majored in business and economics. He was a mentor to Akin, Gump, Strauss, and Feld Technology Ventures, is an active member of CEO Netweavers and TexChange, and a past board member of The CEO Institute of Dallas.

ABOUT X-CHANGE CORPORATION
X-Change Corporation, through its wholly-owned subsidiary, AirGATE Technologies, Inc. is a leader in unique, vertical market applications utilizing RFID and wireless, intelligent sensor technology. AirGATE Technologies, a full-solution company, handles business assessment, technology selection, including proprietary AirGATE technology, integration and support. The Company has, in an environment of technology cost compression, built a stable of technology partners that are best in class and span a wide range of solutions to support small, medium and large enterprises. Please visit www.airgatetech.com or www.x-changecorp.com for further information.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the statements made in this release constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements are based on current expectations that are subject to significant risks, including our need to raise capital, our dependence on strategic relationships with key suppliers and customers, our business model's dependence on widespread acceptance of RFID technology, our ability to develop recurring revenue streams, the competitiveness of the market in which we compete and our ability to develop new products. These forward looking statements include statements regarding the intent, belief or current expectations of the X-Change Corporation, AirGATE Technologies and their respective managements regarding strategic directions, prospects, future events and future results. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by the X-Change Corporation, which are on file with the U.S. Securities and Exchange Commission and may be accessed at http://www.sec.gov or the X-Change Corporation's investor relations web page at http://www.x-changecorp.com/index.html, and specifically the most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. The X-Change Corporation disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.